Conyers Dill & Pearman

BARRISTERS & ATTORNEYS

CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON HM 11, BERMUDA
TEL: (441) 295 1422 FAX: (441) 292 4720 EMAIL: BERMUDA@CONYERSDILLANDPEARMAN.COM
WWW.CONYERSDILLANDPEARMAN.COM

2 June 2009

Maiden Holdings, Ltd.
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda

DIRECT LINE: +1 441 299 49 23
E-MAIL: Chris.Garrod@conyersdillandpearman.com
OUR REF: CGG/sv/386368/287873
YOUR REF:

Dear Sirs

Maiden Holdings, Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a Post-Effective Amendment No.1 to Form S-1 on Form S-3 to be filed with the U.S. Securities and Exchange Commission (the "Commission") on 2 June 2009 (the "Registration Statement").

We hereby consent to the references to our firm under the captions "Risk Factors", "Material Tax Considerations", "Description of Share Capital", "Legal Matters", and, "Enforceability of Civil Liabilities under U.S. Federal Securities Laws" in the prospectus forming a part of the Registration Statement.

We hereby further consent to the incorporation by reference in the Registration Statement of our opinion dated 14 April 2009, originally filed with the Commission as an exhibit to the registration statement on Form S-1 filed with the Commission by the Company on 14 April 2009.

In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill + Pearman

CONYERS DILL & PEARMAN